SECURITIES AND EXCHANGE COMMISSION
                                  UNITED STATES
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


     Date of Report (Date of earliest event reported)        July 10, 1997

                              REGENCY REALTY CORPORATION
            (Exact name of registrant as specified in its charter)



         Florida                    1-12298                  59-3191743
(State or other jurisdiction      (Commission              (IRS Employer
     of incorporation)            File Number)           (Ientification No.)


  121 West Forsyth Street, Suite 200
           Jacksonville,                                       32202
(Address of principal executive offices)                    (Zip Code)


Registrant's telephone number including area code:        (904)-356-7000



                                 Not Applicable
         (Former name or former address, if changed since last report)




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ITEM  5.    OTHER EVENTS

      On March 21, 1996, Regency Realty Corporation (the "Company") filed a registration statement (File No. 333-2546) on Form S-3 with the Securities and Exchange Commission (the "Commission") relating to the public offering, pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), of up to an aggregate of $150,000,000 in securities of the Company (the "Registration Statement") and subsequently amended on June 27, 1997 increasing the aggregate amount to $250,000,000. On July 3, 1997, the Commission declared the Registration Statement, as amended, effective. The Registration Statement and definitive prospectus contained therein are collectively referred to as the "Prospectus".

      The Company has, from time to time, effected sales of its securities pursuant to the Registration Statement, and, on July 10, 1997, filed, pursuant to Rule 462 (b) promulgated under the Securities Act, a registration statement n Form S-3 registering an additional $13,794,425 in securities of the Company.

      The Company is filing with the Commission on July 15, 1997 a supplement to the Prospectus, dated July 10, 1997, relating to the issuance and sale of up to 2,777,250 shares of the Company's common stock, $.01 par value per share (including 362,250 shares subject to a 30 day over-allotment option) (the "Common Stock Supplement"). In connection with the filing of the Common Stock Supplement with the Commission, the Company is filing an underwriting agreement as part of this Form 8-K. See " Item 7. Financial Statements and Exhibits."

ITEM  7.    FINANCIAL SATEMENTS AND EXHIBITS

      C.    Exhibits

            The following exhibit is filed with this report on Form 8-K.

            (a) Underwriting Agreement between the Company and Prudential Securities Incorporated dated July 10, 1997, with respect to the issuance and sale by the Company of up to 2,777,250 shares of the Company's common stock.


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                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    REGENCY REALTY CORPORATION



Date:  July 15, 1997                      By: /s/  J. CHRISTIAN LEAVITT
                                              -------------------------
                                          J. Christian Leavitt
                                          Treasurer and Secretary